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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Pericom Semiconductor Corporation on Form S-8 or our report dated July 23, 1999 which is included in the Annual Report on Form 10-K of Pericom Semiconductor Corporation for the year ended July 3, 1999.

/s/ Deloitte & Touche LLP

San Jose, California
August 11, 2000